UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 1, 2017

Medley Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-35040	27-4576073
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
280 Park Avenue, 6th Floor East
New York, NY 10017
(Address of principal executive offices)
Registrant’s telephone number, including area code (212) 759-0777
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

Amendments to the Credit Facilities

On September 1, 2017, Medley Capital Corporation (the “Company”) entered into Amendment No. 3 to its existing Amended and Restated Senior Secured Revolving Credit Agreement (the “Revolver Amendment”) and Amendment No. 3 to its existing Amended and Restated Senior Secured Term Loan Credit Agreement (the “Term Loan Amendment” and, together with the “Revolver Amendment,” the “Amendments”), each with certain lenders party thereto, ING Capital LLC, as administrative agent (the “Administrative Agent”), and, solely with respect to Section 2.8 of each Amendment, MCC Investment Holdings LLC, MCC Investment Holdings Sendero LLC, MCC Investment Holdings RT1 LLC, MCC Investment Holdings Omnivere LLC, MCC Investment Holdings Amvestar, LLC, and MCC Investment Holdings AAR, LLC, as subsidiary guarantors. The Amendments amend certain provisions of the Company’s Amended and Restated Senior Secured Revolving Credit Agreement (as amended by Amendment No. 1 and Amendment No. 2, the “Revolving Credit Facility”) and the Amended and Restated Senior Secured Term Loan Credit Agreement (as amended by Amendment No. 1 and Amendment No. 2, the “Term Loan Facility” and, together with the Revolving Credit Facility, each as further amended, the “Facilities”).

In connection with the Amendment, the Company reduced the Term Loan Facility Commitment from $174,000,000 to $102,000,000 to optimize both interest expense and utilization under the Company’s Revolving Credit Facility.

The Facilities were amended to, among other things, change the minimum Consolidated Interest Coverage Ratio from “2.50 to 1.00” to “1.50 to 1.00”.

Borrowings under the Facilities are subject to, among other things, a minimum borrowing/collateral base and substantially all of the Company’s assets are pledged as collateral under the Facilities. In addition, the Facilities require the Company to, among other things (i) make representations and warranties regarding the collateral as well the Company’s business and operations, (ii) agree to certain indemnification obligations and (iii) agree to comply with various affirmative and negative covenants. The documentation for each of the Facilities also includes default provisions such as the failure to make timely payments under the Facilities, the occurrence of a change in control and the failure by the Company to materially perform under the operative agreements governing the Facilities, which, if not complied with, could accelerate repayment under the Facilities, thereby materially and adversely affecting the Company’s liquidity, financial condition and results of operations.

The foregoing description of the Revolver Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolver Amendment attached hereto as Exhibit 10.1.

The foregoing description of the Term Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Amendment attached hereto as Exhibit 10.2.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Amendment No. 3 to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of September 1, 2017, by and among the Company as borrower, MCC Investment Holdings LLC, MCC Investment Holdings Sendero LLC, MCC Investment Holdings RT1 LLC, MCC Investment Holdings Omnivere LLC, MCC Investment Holdings Amvestar, LLC, and MCC Investment Holdings AAR, LLC, as subsidiary guarantors, the Lenders party thereto and ING Capital LLC, as Administrative Agent.

10.2
Amendment No. 3 to Amended and Restated Senior Secured Term Loan Credit Agreement dated as of September 1, 2017, by and among the Company as borrower, MCC Investment Holdings LLC, MCC Investment Holdings Sendero LLC, MCC Investment Holdings RT1 LLC, MCC Investment Holdings Omnivere LLC, MCC Investment Holdings Amvestar, LLC, and MCC Investment Holdings AAR, LLC, as subsidiary guarantors, the Lenders party thereto and ING Capital LLC, as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2017	MEDLEY CAPITAL CORPORATION

	By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr. Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment No. 3 to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of September 1, 2017, by and among the Company as borrower, MCC Investment Holdings LLC, MCC Investment Holdings Sendero LLC, MCC Investment Holdings RT1 LLC, MCC Investment Holdings Omnivere LLC, MCC Investment Holdings Amvestar, LLC, and MCC Investment Holdings AAR, LLC, as subsidiary guarantors, the Lenders party thereto and ING Capital LLC, as Administrative Agent.

10.2
Amendment No. 3 to Amended and Restated Senior Secured Term Loan Credit Agreement dated as of September 1, 2017, by and among the Company as borrower, MCC Investment Holdings LLC, MCC Investment Holdings Sendero LLC, MCC Investment Holdings RT1 LLC, MCC Investment Holdings Omnivere LLC, MCC Investment Holdings Amvestar, LLC, and MCC Investment Holdings AAR, LLC, as subsidiary guarantors, the Lenders party thereto and ING Capital LLC, as Administrative Agent.